UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

1.   2007 Cash Incentive Payments/Bonuses and 2008 Salaries of Named Executive Officers

On February 6, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ARYx Therapeutics, Inc. (the “Company”), approved cash incentive payments and a cash bonus, as applicable, for performance in the year ended December 31, 2007 and 2008 annual base salaries, effective January 1, 2008, for the Company’s “named executive officers” (as determined under applicable securities laws) in the respective amounts as set forth on Exhibit 10.20 to this Current Report on Form 8-K.

2.   2008 Corporate and Individual Performance Goals for Named Executive Officers

On February 6, 2008, the Compensation Committee established new corporate and individual performance goals for 2008 that it will apply in determining cash incentive payments, if any, to named executive officers for performance in 2008. These goals primarily consist of the achievement of performance targets and value-creating milestones with respect to the Company’s general corporate and operational objectives, clinical and regulatory programs, research and development programs, business development and financial metrics objectives. Cash incentive payments for performance in 2008 will be based on the Compensation Committee’s evaluation of each named executive officer’s level of achievement (i.e., meets, exceeds, falls below) for his individual performance goals for 2008 and the Company’s achievement of the corporate performance goals for 2008, each as established by the Compensation Committee. In addition, the Compensation Committee established the cash incentive payments to be paid in 2009, solely in the Compensation Committee’s discretion, for performance in 2008 at target amounts expressed as a percentage of the 2008 annual base salary for each named executive officer. The target percentage for performance in 2008 for each named executive officer is set forth on Exhibit 10.20 to this Current Report on Form 8-K.

3.   Stock Option Awards to Named Executive Officers

On February 6, 2008, the Compensation Committee approved the award of stock options to purchase an aggregate of 309,000 shares of the Company’s common stock under its 2007 Equity Incentive Plan to the named executive officers and in the amounts, as set forth below:

Name	Title	Number of Stock Options
Paul Goddard, Ph.D.	Chief Executive Officer	100,000
Peter G. Milner, M.D.	President, Research and Development	40,000
John Varian	Chief Operating Officer and Chief Financial Officer	44,000
Pascal Druzgala, Ph.D.	Vice President and Chief Scientific Officer	35,000
Daniel Canafax, Pharm.D.	Vice President and Chief Development Officer	60,000
David Nagler	Vice President, Corporate Affairs and Secretary	30,000

All of the above awards have an exercise price of $7.55 per share, which represents the closing price of the Company’s common stock quoted on the NASDAQ Global Market on February 6, 2008, the date of grant, and the resulting fair market value of the common stock as determined by the Compensation Committee on such date. The shares subject to these awards, other than the award to Dr. Goddard, shall vest in equal monthly installments over 48 months from the date of grant. The shares subject to the award to Dr. Goddard shall vest at the rate of 2,083 per month, measured from the date of grant, for so long as Dr. Goddard remains employed as the Company’s Chief Executive Officer and until all the shares subject to the award are vested; provided however, that to the extent Dr. Godward ceases to serve as the Company’s Chief Executive Officer but continues to serve as Chairman of the Board, the shares subject to the award shall vest, commencing from the date of Dr. Goddard’s resignation or removal as Chief Executive Officer, at a reduced rate of 1,041 shares per month for so long as Dr. Goddard continues to serve as Chairman of the Board (such vesting to be in lieu of the aforementioned vesting schedule for the award) and until all the shares subject to the award are vested.

The remaining terms and conditions of the above awards are set forth in the forms of Option Grant Notice and Option Agreement previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007, and are qualified in their entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description
10.20*	Compensation Information for Named Executive Officers.

*   Management contract or compensatory plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 19, 2008

ARYX THERAPEUTICS, INC.

By:	/S/ DAVID NAGLER
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.20*	Compensation Information for Named Executive Officers.

*   Management contract or compensatory plan